Exhibit 1.1

DEALER MANAGER AGREEMENT

January 23, 2023

B. Riley Securities, Inc.

as Dealer Manager

299 Park Avenue, 21st Floor

New York, New York 10171

Ladies and Gentlemen:

American Strategic Investment Co., a Maryland corporation (the “Company”) and New York City Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), confirm their respective agreements with B. Riley Securities, Inc. in its capacity as the dealer manager for the Company (the “Dealer Manager” and, together with the Company and the Operating Partnership, the “Parties” and each, a “Party”), as follows:

The Company proposes to distribute subscription rights (the “Rights”) to subscribe for and purchase, at the election of the holders of the Rights (the “Rights Holders”), an aggregate of 386,100 shares (the “Underlying Shares”) of its Class A common stock, par value $0.01 per share (the “Common Stock”), to the holders of record of its Common Stock at 5:00 p.m., New York Time, on January 12, 2023, at a cash subscription price of $12.95 per full share of Common Stock (the “Rights Offering”). No fractional Rights will be issued. Each Right entitles the Rights Holder to purchase 0.20130805 shares of Common Stock, subject to certain terms and conditions. Each Right Holder that exercises all its Rights will have an oversubscription option that entitles such Right Holder to subscribe for additional Underlying Shares at the same subscription price per full Underlying Share if any Underlying Shares are not subscribed as of the expiration date by other Rights Holders pursuant to their Rights, subject to certain terms and conditions. Fractional shares of Common Stock will not be issued. Rights Holders will only be entitled to purchase a whole number of Underlying Shares, rounded down to the nearest whole number such Rights Holders would otherwise be entitled to purchase.

It is anticipated that the Rights will be exercisable from January 23, 2023 through 5:00 p.m., New York Time, on February 22, 2023 or such later date as may be designated by the Company in its sole discretion (such period, the “Subscription Period”). The terms and the conditions of the Rights Offering are set forth in the Prospectus (as defined below) to be used in connection with the Rights Offering. The Rights and the Underlying Shares are collectively referred to herein as the “Securities.” This Dealer Manager Agreement, as amended, supplemented or modified from time to time is referred to herein as this “Agreement.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-248121), including a related base prospectus, pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), which has been declared effective by the Commission. “Registration Statement” means such registration statement, as amended at the time it was declared effective by the Commission, including any information deemed pursuant to Rule 430B of the Securities Act to be part of such registration statement at the time of its effectiveness and all documents filed as part thereof or incorporated by reference therein, and including any information contained in the Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act.

For purposes of this Agreement, (i) “Base Prospectus” means the base prospectus forming a part of the Registration Statement; (ii) “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented) used in connection with the Rights Offering prior to the filing of the final prospectus supplement referred to in the following sentence, including all documents incorporated by reference in the preliminary prospectus supplement and the Base Prospectus to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act); (iii) “Prospectus” means the final prospectus supplement to the Base Prospectus relating to the Securities and the Rights Offering (including the Base Prospectus as so supplemented), including all documents incorporated by reference in the final prospectus supplement and the Base Prospectus to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act); and (iv) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 relating to the Rights Offering or the Securities, in each case, in the form approved by the Company and either filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the effective date of the Registration Statement or the date of such Base Prospectus, Preliminary Prospectus or Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”).

Section 1.      Engagement.

(a)            General. The Company has previously engaged you as exclusive financial advisor and dealer manager pursuant to that certain letter agreement dated December 23, 2022 (as such letter agreement may be amended or modified, the “Engagement Letter”). The Company hereby confirms your appointment as a dealer manager in the Rights Offering and authorizes you to act on its behalf in connection with the Rights Offering as specified herein, all in accordance with, and subject to the terms and conditions of, this Agreement and the procedures described in the Rights Offering Materials (as defined below). On the basis of the representations and warranties and agreements of the Company herein contained and subject to and in accordance with the terms and conditions hereof and of the Rights Offering Materials, you hereby agree to act as Dealer Manager in connection with the Rights Offering, and in connection therewith, you shall act in accordance with your customary practices and shall perform those services in connection with the Rights Offering that are customarily performed by investment banking firms in connection with acting as a dealer manager of rights offerings of like nature, including, but not limited to, (i) reviewing the Rights Offering Materials and the associated reverse stock split, (ii) assisting the Company in the Company’s determination of appropriate structure, timing, pricing and other terms of the Rights Offering, (iii) assisting the Company with communications with stockholders in connection with the Rights Offering and the associated reverse stock split, (iv) conducting an examination of documents and records pertaining to the Company, interviewing Company personnel, and making such other reasonable investigations as the Dealer Manager deems necessary and appropriate under the circumstances, (v) performing financial analysis of the Company and comparisons with other companies in its industry and (vi) such other services as are customary in engagements of the type contemplated hereby and as may be agreed upon by the Company and the Dealer Manager until the date on which the Subscription Period expires.

(b)            No Agency or Fiduciary Relationship with the Company. The Company acknowledges and agrees that you have been retained hereunder to act solely as a dealer manager in connection with the Rights Offering and authorizes you to act in such capacity in connection with the Rights Offering. Nothing herein shall be deemed to modify any obligations due to you under the Engagement Letter. In such capacity, you shall act hereunder as an independent contractor and shall not be deemed the agent or fiduciary of the Company or any of its affiliates, equity holders or creditors or of any other person, irrespective of whether or not you have advised or are advising the Company on other matters, and all of your duties pursuant to this Agreement shall be owed solely to the Company. In soliciting the exercise of Rights pursuant to the Rights Offering, no securities broker or dealer (other than yourself), commercial bank or trust company shall be deemed to act as your agent or agent of the Company, and you, as Dealer Manager, shall not be deemed the agent of any other securities broker or dealer or of any commercial bank or trust company. The Company has obtained its own tax, accounting and legal advisors and is not relying on you or your counsel for such matters. The Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement. To the fullest extent permitted by law, the Company waives any claims it may have against the Dealer Manager for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Dealer Manager shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or any stockholders, employees or creditors of the Company.

(c)            Communication with Other Parties. The Company authorizes you to communicate with Computershare Inc., in its capacity as the subscription agent in respect of the Rights Offering (the “Subscription Agent”) and Georgeson LLC, in its capacity as the information agent in respect of the Rights Offering (together with the Subscription Agent, the “Agents”), with respect to matters relating to the Rights Offering.

(d)            Limitation on Liability. To the fullest extent permitted by law, (i) neither the Dealer Manager nor any of its directors, officers, employees, counsel, agents and each person who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be subject to any loss, claim, damage, liability or expense owed to the Company or any of the Company’s affiliates or subsidiaries for any act or omission on the part of any broker or dealer in securities, bank, trust company, nominee or any other person (in each case, other than the Dealer Manager), and (ii) neither the Dealer Manager nor its affiliates shall be liable to the Company or any of its affiliates for its own acts or omissions in performing its obligations as Dealer Manager, except to the extent any losses, claims, damages, liabilities and expenses result from any act of bad faith, willful misfeasance, or gross negligence of the Dealer Manager.

Section 2.      The Rights Offering Materials.

(a)            Furnishing of Rights Offering Materials. The Company agrees to furnish you, at its expense, with as many copies as you may reasonably request of (i) the Registration Statement, (ii) a Preliminary Prospectus or the Prospectus (each including the Base Prospectus), and any supplement thereto, in respect of the Rights Offering, and (iii) any other solicitation statement, disclosure document or other explanatory statement, or other report, filing, document, release or communication mailed, delivered, published, or filed by or with the approval of the Company in connection with the Rights Offering, including a copy of the form of the certificate evidencing the Rights and instructions as to the use thereof and any Issuer Free Writing Prospectus (together, the “Rights Offering Materials”).

(b)            Use of Rights Offering Materials. You are authorized to use the Rights Offering Materials in connection with the Rights Offering and any such other materials and information regarding the Rights Offering or the Company as the Company may prepare and approve in writing for your use in connection with this Agreement (the “Other Materials”). You shall, however, have no obligation to cause copies of the Rights Offering Materials or any Other Materials to be transmitted generally to the Rights Holders. You agree to furnish no written material to Rights Holders in connection with the Rights Offering other than the Rights Offering Materials and the Other Materials.

(c)            Responsibility for and Verification of Rights Offering Materials. The Company agrees that the Rights Offering Materials and any Other Materials have been or will be prepared and approved by, and, except for Dealer Manager Information (as defined below), are the sole responsibility of the Company. The Company acknowledges and agrees that you may use the Rights Offering Materials and the Other Materials as specified herein without assuming any responsibility for independent investigation or verification on your part, except for Dealer Manager Information, and the Company represents and warrants to you that you may rely on the accuracy and adequacy of any information delivered to you by or on behalf of the Company without assuming any responsibility for independent verification of such information or without performing or receiving any appraisal or evaluation of the Company’s assets or liabilities, except with respect to any statements contained in, or any matter omitted from, the Rights Offering Materials or the Other Materials in reliance upon and in conformity with Dealer Manager Information. Any such investigation or verification by you, at your sole discretion, shall not relieve the Company of any responsibility for the Rights Offering Materials, the Other Materials or for its representations, warranties or indemnities contained herein.

Section 3.      Covenants of the Company.

The Company covenants and agrees with you that:

(a)            Information for Rights Holders. The Company shall reasonably cause to be delivered in a timely manner to each Rights Holder the Prospectus and one or more certificates representing such Rights Holder’s Rights and the instructions for the use thereof and any other Rights Offering Materials or Other Materials deemed appropriate to be delivered to a given Rights Holder in the sole discretion of the Company.

(b)            Prior Consent for Amendments and Supplements. The Company agrees that, from and after the date hereof, to the extent reasonably practicable without violation of any applicable law or any term of the Rights Offering, (i) no solicitation material, other than the Rights Offering Materials and Other Materials or (ii) any amendment or supplement to any Rights Offering Materials or Other Materials will be used by or at the direction of the Company in connection with the Rights Offering or filed with the Commission or any other Governmental Entity (as defined below) with respect to the Rights Offering, without your prior approval (which approval shall not be unreasonably withheld, conditioned or delayed); provided that, for the avoidance of doubt, no filing, notice or other disclosure reasonably required to be made by the Company or its affiliates in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or NYSE (as defined below) rules and regulations shall be deemed to constitute solicitation material, Rights Offering Material or Other Materials. Notwithstanding the foregoing, nothing in this Agreement will prevent the Company from making any amendment or supplement to the Registration Statement, Preliminary Prospectus or Prospectus required under Section 3(c) hereof or if such materials do not conform in all material respects to the requirements of the Securities Act, the Exchange Act or the rules and regulations of the Commission thereunder; provided, however, that the Company will provide a copy of any such amendment to you in advance of its filing and distribution.

(c)            Preparation and Filing of Amendments and Supplements. If prior to the consummation or termination of the Rights Offering, any event shall occur or condition shall exist as a result of which the Registration Statement, Preliminary Prospectus or Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or would make it necessary to correct any material misstatement in any earlier communication with respect to the Rights Offering, or, if for any other reason it will be necessary during such period to amend or supplement the Registration Statement, Preliminary Prospectus or Prospectus or to file under the Exchange Act any document incorporated by reference in the Registration Statement, Preliminary Prospectus or Prospectus in order to comply with the Exchange Act, the Company will notify you promptly of such event or reason and will prepare and file with the Commission an appropriate amendment or supplement to the Registration Statement, Preliminary Prospectus or Prospectus, as applicable, so that the statements in the Registration Statement, Preliminary Prospectus or Prospectus, as applicable, as so amended or supplemented, will not, in light of the circumstances when such event occurs or such condition exists, be misleading, or so that the Registration Statement, Preliminary Prospectus or Prospectus, as applicable, will correct such statement or omission or effect such compliance in all material respects; provided, however, that the Company shall furnish the Dealer Manager with copies of any such documents within a reasonable amount of time prior to such proposed filing or use and shall not file or use any such document to which the Dealer Manager or counsel for the Dealer Manager shall reasonably object.

(d)            Disclosure of Events Relating to the Rights Offering. The Company shall advise you as promptly as reasonably practicable, and confirm the notice in writing, of (i) the time when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus has been filed, (ii) the occurrence of any event of which the Company is aware and which would reasonably be expected to cause the Company to withdraw, rescind, terminate or materially modify the Rights Offering, (iii) any bona fide intention or requirement to make, amend or supplement any filing required by the Securities Act in connection with the Rights Offering or to make any filing in connection with the Rights Offering pursuant to any other applicable law, rule or regulation, (iv) the issuance by the Commission or any other Governmental Entity of any comment or order or the taking of any other adverse action concerning the Rights Offering (and, if in writing, the Company will furnish you with a copy thereof), (v) the suspension of qualification of the Rights or the Common Stock for offering or sale in any jurisdiction, or notice of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, (vi) the Company becoming the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities, (vii) any material developments in connection with the Rights Offering which are known by the Company, including, without limitation, the commencement of any lawsuit concerning the Rights Offering, and (viii) any other information relating to the Rights Offering, the Rights Offering Materials or this Agreement that you may from time to time reasonably request. Through the expiration of the Rights Offering, the Company will use its reasonable best efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof as soon as reasonably possible.

(e)            Use of Dealer Manager’s Name or Likeness in Connection with the Rights Offering. The Company agrees that, except as required by law, any reference to you in your capacity as Dealer Manager hereunder in the Rights Offering Materials or any Other Materials, or in any newspaper announcement or press release or other document or communication, is subject to your prior written approval, which you may give or withhold in your reasonable discretion. Subject to applicable law, if you resign prior to the dissemination of any such Rights Offering Materials or any Other Materials, or any such newspaper announcement or press release or other document or communication, no reference shall be made therein to you, despite any prior written approval that you may have given therefor.

(f)            Registration of Securities. The Company shall use its reasonable best efforts, in cooperation with you and your counsel, to qualify or register the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Dealer Manager may designate, to continue such registration or qualification in effect so long as reasonably required for distribution of the Securities and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to (i) qualify as a foreign corporation in any jurisdiction in which it is not now so qualified, (ii) take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Registration Statement, the Preliminary Prospectus, the Prospectus or the offering or sale of the Securities, in any jurisdiction in which it is not now so subject or (iii) offer Securities in any jurisdiction where the offer is not permitted under applicable local laws or accept any offers to purchase any Securities from stockholders who are residents of those states or of other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the Rights.

(g)            Provision of Financial Statements. The Company shall furnish to you at a reasonable time prior to their filing with the Commission, a copy of any financial statements, if any, of the Company and its consolidated subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Preliminary Prospectus or the Prospectus that will be filed with the Commission prior to the Settlement Date (as defined below).

(h)            Compliance with Securities Laws. The Company will comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act, and other applicable securities laws, in conducting the Rights Offering and the issuance of the Underlying Shares.

(i)            Earnings Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Dealer Manager the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(j)            Lists of Rights Holders. The Company, to the extent the Company has such information, will cause you to be provided with a list of the names and addresses of, and the number of Rights held by (or exercisable by), the Rights Holders, as of the first date of the Subscription Period and will use commercially reasonable efforts to provide such other information from time to time as reasonably requested by you during the term of this Agreement to facilitate the provision of your services under this Agreement. You agree to use such information only in connection with the Rights Offering in accordance with this Agreement and not to furnish such information to any other person except with the prior written consent of the Company.

(k)            Subscription Updates. The Company will instruct the Subscription Agent to furnish you with the same written reports regarding the status of the Rights Offering and exercises of Rights as it provides to the Company.

(l)            Use of Proceeds. The Company will use the net proceeds received by it in connection with the Rights Offering in the manner specified in the Prospectus under the caption “Use of Proceeds.” The Company shall not invest or otherwise use the proceeds received by it in connection with the Rights Offering in such a manner as would reasonably be expected to require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(m)            Approval for Listing and Trading. Subject to meeting the listing requirements of the New York Stock Exchange (the “NYSE”), the Company will use its reasonable best efforts to cause the Underlying Shares to be approved for trading and listing on the NYSE.

(n)            Underlying Shares. The Company shall reserve and keep available for issue such number of authorized but unissued shares of Common Stock as will be sufficient to permit the issuance of Common Stock that would be required if all Rights are exercised in full, except as otherwise contemplated by the Prospectus.

(o)            Absence of Manipulation. The Company shall not take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Underlying Shares.

Section 4.      Compensation and Expenses.

(a)            Fees. In accordance with the terms of the Engagement Letter, the Company will pay to you, as compensation for your services to the Company hereunder (the “Fee”), a fee equal to 5.00% of the gross proceeds received from the sale of the Common Stock in the Rights Offering; provided that the fee shall be reduced to 1.00% of the gross proceeds received from the sale of the Common Stock in the Rights Offering to Bellevue Capital Partners, LLC (“Bellevue”) and its affiliates, including the New York City Advisors, LLC (the “Advisor”), and each of the Company’s directors and officers; provided further that the minimum Fee shall be $250,000 if the gross proceeds received from the sale of the Common Stock in the Rights Offering is $5,000,000.

(b)            Reimbursement for Expenses. In accordance with the terms of the Engagement Letter, whether or not any Underlying Shares are subscribed for and purchased pursuant to the Rights Offering, the Company shall reimburse you promptly upon your request for your out-of- pocket, accountable, bona fide expenses actually and reasonably incurred in connection with your services performed in connection with the Rights Offering, including the reasonable documented fees, costs and expenses of your counsel in connection with their representation of you in connection herewith and with the Rights Offering, provided that such reimbursement shall not exceed $50,000 in the aggregate (which limitation, for the avoidance of doubt, shall not apply to or include any fees and expenses of counsel relating to matters covered under Section 7 of this Agreement, the reimbursement of which shall be as set forth in such Section). The Company also agrees to pay all of its fees, costs and expenses incurred by the Company relating to or arising out of the Rights Offering and the negotiation and execution of, and the performance of its obligations under, this Agreement, including, without limiting the generality of the foregoing, (i) all fees and expenses relating to the preparation and printing (including word processing and duplication costs) and filing, mailing and publishing of the Rights Offering Materials (including all exhibits, amendments and supplements thereto), (ii) to the extent required by contract with such persons, all fees and expenses of other persons rendering services on the Company’s behalf in connection with the Rights Offering, including the Agents, and all fees and expenses relating to the appointment of such persons, (iii) all advertising charges incurred by the Company in connection with the Rights Offering, including those of any public relations firm or other person or entity rendering services in connection therewith, (iv) all fees, if any, payable to brokers or dealers in securities (including you), banks, trust companies and other financial intermediaries as reimbursement for their customary mailing and handling expenses incurred in forwarding the Rights Offering Materials to their customers, (v) all fees and expenses payable in connection with the registration or qualification of the Securities under state securities or blue sky laws, (vi) all listing fees and any other fees and expenses incurred in connection with the listing on the NYSE of the Underlying Shares, (vii) all “road show” costs (regardless of the form in which the roadshow is conducted) and all out-of-pocket costs of Company and Dealer Manager personnel, including but not limited to, commercial or charter air travel, and local hotel accommodations and transportation, (viii) all costs of background investigations and (ix) the expense and filing fees of the Commission and the Financial Industry Regulatory Authority, Inc. (“FINRA”) relating to the Rights Offering.

(c)            For the avoidance of doubt, the Dealer Manager shall not be entitled to any compensation or reimbursement by the Company (whether pursuant to Section 4(a) or 4(b) or otherwise) in connection with this Agreement and the services provided hereunder, other than as specified in the Engagement Letter.

Section 5. Certain Representations and Warranties by the Company and the Operating Partnership.

The Company and the Operating Partnership, jointly and severally, represent and warrant and agree with you that as of the date hereof, during the period of the Subscription Period and as of the date when the Underlying Shares are issued to the Rights Holders who exercise the Rights (the “Settlement Date”):

(a)            Effectiveness of Registration. The Registration Statement and any post-effective amendment thereto have been declared effective by the Commission under the Securities Act. The Company has responded to all requests, if any, of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. The Company meets the requirements for use of Form S-3 under the Securities Act. Neither the date of this Agreement is, nor will the Settlement Date be, more than three years subsequent to the initial effective date of the Registration Statement.

(b)            Registration Statement, Preliminary Prospectus and Prospectus. The Company has filed or will have filed at commencement of the Rights Offering the Registration Statement, a Preliminary Prospectus, if applicable, the Prospectus and all other documents required to be filed in connection with the Rights Offering at that time pursuant to the applicable provisions of the Securities Act, the applicable rules and regulations of the Commission and the applicable rules and regulations of other Governmental Entities.

(c)            Accuracy of the Rights Offering Materials and Other Materials. (i) At the respective times the Registration Statement and any post-effective amendment thereto became effective, (ii) at each deemed effective date with respect to the Dealer Manager pursuant to Rule 430B(f)(2) under the Securities Act, (iii) at the first day of the Subscription Period, (iv) at the Settlement Date and (v) at all times during such period as the Prospectus is required by law to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 of the Securities Act or any similar rule) in connection with the sale of the Underlying Shares (the “Prospectus Delivery Period”), the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Settlement Date and at all times during the Prospectus Delivery Period, the Prospectus, as amended or supplemented, complied and will comply in all material respects with the Securities Act, and, together with the Rights Offering Materials and Other Materials did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were or will be made, not misleading. The Base Prospectus (including any amendment thereto) complied when so filed in all material respects with the Securities Act, and the Prospectus (including the Base Prospectus included therein) delivered to the Dealer Manager for use in connection with the transactions contemplated by this Agreement is identical to the electronically transmitted copy thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 5(c) do not apply to any Dealer Manager Information contained in the Rights Offering Materials and Other Materials.

(d)            Distribution of Offering Material. The Company and its Subsidiaries (as defined below) have not distributed and will not distribute any offering material in connection with the Rights Offering and sale of the Securities hereunder, other than the Rights Offering Materials or any Permitted Free Writing Prospectus (as defined below) reviewed and consented to by the Dealer Manager.

(e)            Documents Incorporated by Reference. The documents incorporated by reference or deemed to be incorporated by reference in the Registration Statement, Preliminary Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto became effective, at the first day of the Subscription Period, at the Settlement Date and at all times during the Prospectus Delivery Period, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading.

(f)            Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and any-post effective amendment thereto, (ii) at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of shares of Common Stock, and (iii) at the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act).

(g)            Free Writing Prospectuses. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any shares of Common Stock by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Securities Act) or used any “prospectus” or “free writing prospectus” (in each case within the meaning of the Securities Act) in connection with the offer or sale of the Underlying Shares, and from and after the execution of this Agreement, the Company will not, directly or indirectly, offer or sell any shares of Common Stock by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Securities Act) or use any “prospectus” or “free writing prospectus” (in each case within the meaning of the Securities Act) in connection with the offer or sale of the Underlying Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement, and any “free writing prospectus” as defined in Rule 405 of the Securities Act consented to by the Dealer Manager (a “Permitted Free Writing Prospectus”); the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Securities Act; assuming that any such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by the Dealer Manager, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the Registration Statement relating to the Rights Offering contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; the Company is not disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the Rights Offering, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act.

(h)            Due Incorporation; Subsidiaries. (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, and, in the case of the Company and the Operating Partnership to execute and deliver this Agreement and to issue the Rights and to issue, sell and deliver the Underlying Shares as contemplated herein; (ii) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (A) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole, or (B) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (A) and (B) being herein referred to as a “Material Adverse Effect”); and (iii) as of the date of this Agreement, the Company has no subsidiaries (as defined under the Securities Act) other than those subsidiaries listed on Exhibit A hereto (collectively, the “Subsidiaries”). Each direct and indirect Subsidiary has been duly formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority (corporate or other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, and is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(i)            Capitalization. The authorized, issued and outstanding capital stock of the Company, including the Common Stock, is as set forth in the Registration Statement and the Prospectus. The Underlying Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, first refusal rights or similar rights; the Underlying Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party other than the restrictions on ownership and transfer set forth in the Company’s charter. The capital stock of the Company, including the shares of Common Stock, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; and the certificates for the shares of Common Stock, if any have been issued, are in due and proper form. The description of the Common Stock included or incorporated by reference in the Registration Statement and the Prospectus is complete and accurate in all material respects. Except as described in the Registration Statement and the Prospectus, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock of the Company or of any Subsidiary of the Company or any such warrants, convertible securities or obligations. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Underlying Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NYSE. The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act. All the outstanding shares of capital stock or other ownership interests of each direct and indirect Subsidiary of the Company (other than the Operating Partnership) have been duly and validly authorized and issued and are fully paid and non-assessable, except as would not reasonably be expected to have a Material Adverse Effect, and, except as otherwise set forth in the Registration Statement and the Prospectus, all outstanding shares of capital stock or other ownership interests of each direct and indirect Subsidiary of the Company (other than the Operating Partnership) are owned by the Company or the Operating Partnership either directly or through wholly-owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind.

(j)            Units of the Operating Partnership. All of the issued and outstanding Units have been duly and validly authorized and issued by the Operating Partnership. None of the Units was issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except as set forth in the Registration Statement and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, Units or other ownership interests of the Operating Partnership. The Units owned by the Company or the Advisor are owned directly by the Company or the Advisor, as applicable, free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind.

(k)            Rights. The Rights conform in all material respects to the description thereof contained in the Registration Statement and Prospectus, have been duly authorized for issuance, and, when issued in accordance with such authorization, will constitute a legal, valid and binding obligation of the Company and will be enforceable against the Company in accordance with their terms, except that such enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and concepts of good faith and fair dealing.

(l)            Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the applicable requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; all pro forma financial statements or data, if any, included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus comply with the applicable requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company and the Subsidiaries; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not included or incorporated by reference as required; neither the Company nor any of the Subsidiaries has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), required to be disclosed in the Registration Statement, not described in the Registration Statement (excluding the exhibits thereto) and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(m)            Independent Accountants. PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries as of December 31, 2021 and for each of the years in the three-year period ended December 31, 2021 is included or incorporated by reference in the Registration Statement and the Prospectus, are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(n)            No Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, and except as disclosed in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectus, if any, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations or prospects of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole except for the transactions contemplated by this Agreement and the Rights Offering, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding indebtedness of the Company or any Subsidiaries or (v) any dividend or other distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary.

(o)            Investment Company. Neither the Company nor any Subsidiary is required, nor, after giving effect to the Rights Offering and the sale of the Underlying Shares and the application of the proceeds thereof as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, will be required, to be registered as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act and the rules and regulations thereunder.

(p)            Litigation. There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened, to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE) (“Governmental Entities”), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.

(q)            Necessary Licenses, Compliance with Laws and Regulations and Performance of Obligations and Contracts. Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where failure to obtain or maintain such licenses, authorizations, consents or approvals or make such filings would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the issuance and sale of the Underlying Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (i) the charter or bylaws, the limited liability company agreements, the partnership agreements or other organizational documents of the Company or any of the Subsidiaries, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule, or (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (v) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except for any of the foregoing in (ii), (iii), (iv) or (v) as would not, individually or in the aggregate, have a Material Adverse Effect.

(r)            No Consent of Governmental Body Needed. No approval, authorization, consent or order of or filing with any Governmental Entity, or approval of the stockholders of the Company, is required in connection with the issuance of the Rights, the issuance and sale of the Underlying Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Underlying Shares under the Securities Act, which has been or will be effected, (ii) any necessary notice or qualification under the securities or blue sky laws of the various jurisdictions in which the Underlying Shares are being offered by the Dealer Manager, (iii) such approvals as have been or will be obtained in connection with the authorization of the Underlying Shares for listing on the NYSE or (iv) under the Conduct Rules of FINRA.

(s)            Agreement Duly Authorized and No Breach of Obligations or Charter. The Company and the Operating Partnership have full power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership. This Agreement constitutes a valid and binding agreement of the Company and the Operating Partnership and is enforceable against the Company and the Operating Partnership in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. Except as described in the Registration Statement and the Prospectus, neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness) (i) its charter or bylaws, limited liability company agreement, partnership agreement or other organizational document, as applicable, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule, or (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (v) any decree, judgment or order applicable to it or any of its properties, except for any of the foregoing in (ii), (iii), (iv) or (v) as would not, individually or in the aggregate, have a Material Adverse Effect.

(t)            Title to Real and Personal Property. The Company and each of the Subsidiaries have good and marketable title to all property (real and personal) described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances; all the property described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases.

(u)            Documents Described in Registration Statement. Except as described in the Registration Statement and Prospectus, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Prospectus or any Permitted Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any document incorporated, or deemed to be incorporated, by reference therein, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement.

(v)            No Untrue Statement; Statistical and Market Data. All statistical or market-related data included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(w)            No Price Stabilization or Manipulation. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation, under the Securities Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Underlying Shares.

(x)            No Registration Rights. Except as described in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company and the Operating Partnership, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and the Operating Partnership and (iii) no person has the right to act as an underwriter, agent, or financial advisor to the Company or in any similar capacity in connection with the offer and sale of the Underlying Shares (except for the Dealer Manager); no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and the Operating Partnership, or to include any such shares or interests in the Registration Statement or any offering contemplated thereby.

(y)            No Affiliations. To the Company’s and the Operating Partnership’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.

(z)            No Similar Arrangements. The Company has not entered into any other sales agency or distribution agreements or similar arrangements with any agent or other representative similar in nature to this Agreement for the offer and sale of the Underlying Shares.

(aa)      Taxes. All income and other material foreign, federal, state and local tax returns that are filed or required to be filed by the Company or any of the Subsidiaries have been timely filed (taking into account any extension of time within which to file such tax returns), and all such returns are true, complete and accurate in all material respects. All material foreign, federal, state and local taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith which have not been finally determined and for which adequate reserves have been provided in accordance with GAAP, or that would not be required to be disclosed in the Registration Statement.

(bb)      Insurance. The Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the first day of the Subscription Period and the Settlement Date; neither the Company nor any Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires. Neither the Company nor any of the Subsidiaries has sustained since the date of the last audited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as would not, individually or in the aggregate, be expected to have a Material Adverse Effect; and the Company has obtained or will obtain directors’ and officers’ insurance in such amounts as is customary for companies engaged in the type of business conducted by the Company.

(cc)      Labor Laws; Absence of Labor Dispute. Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s or the Operating Partnership’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s or the Operating Partnership’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s or the Operating Partnership’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Company’s or the Operating Partnership’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries.

(dd)      Title to Intellectual Property. The Company and the Subsidiaries own or possess or have the right to use sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property”) reasonably necessary to conduct their businesses as now conducted. Neither the Company nor any of the Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property of others. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property rights of any other person or entity that are required to be described in the Registration Statement or the Prospectus and are not described therein. None of the technology employed by the Company or any of the Subsidiaries has been obtained or is being used by the Company or any of the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries or any of its or the Subsidiaries’ officers, directors or employees or otherwise in violation of the rights of any persons, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(ee)      Real Estate Investment Trust. Commencing with the Company’s taxable year ended on December 31, 2014 and through the Company’s taxable year ended on December 31, 2022, the Company was organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and its actual method of operation through its taxable year ended on December 31, 2022 enabled it to meet the requirements for qualification and taxation as a REIT under the Code and all applicable regulations under the Code for its taxable year ended December 31, 2022; all statements in the Registration Statement and the Base Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” regarding its qualification and taxation as a REIT are correct in all material respects. The Operating Partnership has been and will be taxed as a partnership or as a “disregarded entity” (within the meaning of Treasury Regulation Section 301.7701-2(c)(2)(i)) and not as an association or publicly traded partnership (within the meaning of Section 7704) subject to tax as a corporation, for U.S. federal income tax purposes beginning with its first taxable year; the Company does not know of any event that would cause or would reasonably be expected to cause the Operating Partnership to cease being taxed as a partnership or as a “disregarded entity” (within the meaning of Treasury Regulation Section 301.7701-2(c)(2)(i)) for U.S. federal income tax purposes, and the Company does not know of any event that would cause or would reasonably be expected to cause the Operating Partnership to be treated as an association or publicly traded partnership subject to tax as a corporation for U.S. federal income tax purposes.

(ff)      Internal Accounting Controls. Except as described in the Registration Statement and Prospectus, the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg)      Related Party Transactions. There is no relationship, direct or indirect, that exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement or the Prospectus, which is not so described.

(hh)      Environmental Matters. The Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, be expected to have a Material Adverse Effect, there are no past, present or, to the Company’s or the Operating Partnership’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is, to the Company’s or the Operating Partnership’s knowledge, the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s or the Operating Partnership’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, order, decree, judgment or injunction, or common law, relating to the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(ii)      No Prohibition on Subsidiaries from Paying Dividends or Making Other Distributions. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto) and the Prospectus, and except as such limitations would not, taken as a whole, be expected to have a Material Adverse Effect.

(jj)      Disclosure Controls and Procedures. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and, except as described in the Registration Statement and Prospectus, such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Company’s board of directors have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; except as described in the Registration Statement and Prospectus, since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there has been no other material weakness in the Company’s internal control over financial reporting and no significant changes in internal controls or in other factors that could significantly affect internal controls; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all applicable certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder.

(kk)      No Unlawful Contributions or Payments. Neither the Company nor any of its Subsidiaries, nor any director or officer of the Company or its Subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or its Subsidiaries, affiliate or other person associated with or acting on behalf of the Company or its Subsidiaries, has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations, the U.K. Bribery Act 2010, as may be amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintained and enforced, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ll)      Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act), and the applicable money laundering statutes of all jurisdictions in which the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(mm)      No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, nor any director or officer of the Company or its Subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or its Subsidiaries, affiliate or other person associated with or acting on behalf of the Company or its Subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Underlying Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, principal, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(nn)      Brokers and Finders. Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement.

(oo)      Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made with a reasonable basis and in good faith.

(pp)      No Indebtedness. Except as described in the Registration Statement (excluding the exhibits thereto) and the Prospectus, there are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them.

(qq)      Advisory Agreement. The Second Amended and Restated Advisory Agreement, dated as of November 16, 2018, by and among the Company, the Operating Partnership and the Advisor and all amendments thereto have been duly authorized, executed and delivered by the Company, and it is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles.

(rr)      Lending Relationships. Except as disclosed in the Registration Statement (excluding the exhibits thereto) and the Prospectus, neither the Company nor any of the Subsidiaries has any lending or similar relationship with the Dealer Manager or any bank or other lending institution affiliated with the Dealer Manager.

(ss)      Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement or the issuance or sale by the Company of the Underlying Shares to be sold by the Company to the Dealer Manager.

(tt)      Cybersecurity. (i)(x) Except as disclosed in the Registration Statement and the Prospectus, to the knowledge of the Company, there has been no security breach or other compromise of or relating to any of the Company’s or any of the Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of, any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and each of the Subsidiaries is presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and each of the Subsidiaries has implemented backup and disaster recovery technology consistent with industry standards and practices for their businesses.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Dealer Manager or counsel for the Dealer Manager in connection with the offering of the Underlying Shares shall be deemed to be a representation and warranty by the Company as to matters covered thereby to the Dealer Manager.

Section 6.      Conditions of Obligation.

Your obligation to act as Dealer Manager hereunder will at all times be subject to the conditions that:

(a)            Bring-Down of Representations and Warranties. All representations and warranties of the Company and the Operating Partnership contained in Section 5 of this Agreement are, as of the date of this Agreement, and shall be, as of the Settlement Date, true and correct as if made at such times, except to the extent such representation or warranty speaks as of a specific date, in which case, such representation or warranty was true and correct as of such specific date.

(b)            Compliance with Covenants. The Company at all times during the Rights Offering will have performed, in all material respects, all of its covenants, agreements and other obligations required to be performed under this Agreement.

(c)            Effectiveness of Registration Statement. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and, to the knowledge of the Company, no proceedings for such purposes shall be pending before or threatened by the Commission. A prospectus for the Rights Offering containing the Rule 430B Information (as defined below) shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8). “Rule 430B Information” means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B but that is deemed to be part of the Registration Statement at the time it becomes effective.

(d)            Compliance with Federal and State Law, Rule and Regulation. It shall not have become unlawful under any law, rule or regulation, Federal, state or local, for you to render services pursuant to this Agreement, or to continue so to act, as the case may be.

(e)            Approval for Listing and Trading. On or prior to the Settlement Date, the NYSE shall have approved the Underlying Shares for listing, subject only to official notice of issuance.

(f)            FINRA No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms and arrangements of the Rights Offering.

(g)            Opinions and Negative Assurance Letter. On each of the first day of the Subscription Period and the Settlement Date, each dated the date of the delivery thereof, the Company shall have caused to be delivered to you (i) a signed opinion from Proskauer Rose LLP, as counsel for the Company, in substantially the form set forth in Exhibit B, (ii) a signed opinion from Venable LLP, as counsel for the Company, in substantially the form set forth in Exhibit C, (iii) a signed opinion from Proskauer Rose LLP, as tax counsel for the Company, in substantially the form set forth in Exhibit D, and (iv) a signed negative assurance letter, in substantially the form set forth in Exhibit E, from Proskauer Rose LLP, as counsel for the Company.

(h)            Comfort Letter. On the first day of the Subscription Period, dated the date of delivery thereof, the Dealer Manager shall have received from PricewaterhouseCoopers LLP a letter, in form and substance reasonably satisfactory to the Dealer Manager, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to dealer managers with respect to financial information audited or reviewed by PricewaterhouseCoopers LLP that is contained in the Prospectus. On the Settlement Date, the Dealer Manager shall receive from PricewaterhouseCoopers LLP a letter, in form and substance reasonably satisfactory to the Dealer Manager, reaffirming the statements made in the letter referred to in the foregoing sentence. The “cut-off date” for any letter delivered hereunder shall be a date not more than two business days prior to the relevant date of delivery.

(i)            Officers’ Certificates. The Company will have furnished or caused to be furnished to you, on each of the first day of the Subscription Period and the Settlement Date, a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, on behalf of the Company, for itself, and, in the Company’s capacity as the sole general partner of the Operating Partnership, on behalf of the Operating Partnership, that, as of such date (as if made on such date), (i) all representations and warranties of the Company and the Operating Partnership contained in Section 5 are true and correct, except to the extent such representation or warranty speaks as of a specific date, in which case, such representation or warranty was true and correct as of such specific date, (ii) the Company performed, in all material respects, all of its covenants, agreements and other obligations required to be performed under this Agreement as of such date and (iii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto under the Securities Act has been issued, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto has been received by the Company, no order preventing or suspending the use of the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to officer’s knowledge, contemplated.

(j)            Additional Documents and Certificates. Your counsel shall have been furnished with an incumbency certificate and secretary’s certificate containing customary certifications.

Section 7.      Indemnification.

(a)            Indemnification of the Dealer Manager. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold you and your directors, officers, employees, counsel and agents and each person, if any, who controls you within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “DM Indemnified Persons”) harmless against any losses, damages, liabilities or claims (or actions in respect thereof) to which any DM Indemnified Person may become subject, under the Securities Act, Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (including, without limitation, any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted) (A) arise out of or are based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Rights Offering Materials or any Other Materials, including the Registration Statement, the Preliminary Prospectus and the Prospectus, or any of the documents incorporated by reference therein, or in any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission, or alleged omission, to state therein a material fact necessary to make the statements therein, other than in the case of the Registration Statement, in light of the circumstances under which they were made, not misleading or (B) arise out of or are based upon a withdrawal, rescission, termination or modification of or a failure by the Company to make or consummate the Rights Offering except to the extent any such withdrawal, rescission, termination or modification have been determined in a final and non-appealable judgment by a court of competent jurisdiction to have resulted from your gross negligence or willful misconduct; provided that that the Company and the Operating Partnership shall not be liable to the extent that such losses, claims, damages, liabilities or expenses arise from any untrue statement or omission made in the Rights Offering Materials or any Other Materials, including the Registration Statement, the Preliminary Prospectus and the Prospectus, or any of the documents incorporated by reference therein, or in any amendment or supplement to any of the foregoing, in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein (the “Dealer Manager Information”); provided further, however, in no event shall the Company and the Operating Partnership have any obligation to indemnify any DM Indemnified Person for any losses, claims, damages or liabilities arising out of or based upon the use of any Rights Offering Materials, Other Materials or other soliciting information concerning the Rights Offering or the Company that were not authorized for such use by the Company. For purposes of this Agreement, the only Dealer Manager Information shall be the following information in the Prospectus: (i) the Dealer Manager’s name and address and (ii) the first sentence of the first paragraph under the caption “Plan of Distribution.”

(b)            Indemnification of the Company and Operating Partnership. The Dealer Manager agrees to indemnify and hold the Company and the Operating Partnership, their agents, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement (collectively, the “Company Indemnified Persons”) harmless to the same extent as the foregoing indemnity in Section 7(a) from the Company and the Operating Partnership to the Dealer Manager, but only insofar as losses, claims, damages, liabilities or expenses arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with Dealer Manager Information.

(c)            Notification; Procedures. Promptly after receipt by a DM Indemnified Person or Company Indemnified Person (each, an “Indemnified Person”) of notice of its involvement in any action, proceeding or investigation, such Indemnified Person shall, if a claim in respect thereof is to be under subsection (a) or (b) of this Section 7, notify the indemnifying party in writing of such involvement. To the extent that it elects, by delivering written notice to the Indemnified Person promptly after receiving notice of the commencement of the action, proceeding or investigation from the Indemnified Person, the indemnifying party may elect to assume the defense of any such action, proceeding or investigation, with counsel reasonably satisfactory to the relevant Indemnified Person, and an Indemnified Person may employ counsel to participate in the defense of any such action provided, that the employment of such counsel shall be at the Indemnified Person’s own expense, unless (i) the employment of such counsel has been authorized in writing by the indemnifying party, (ii) the Indemnified Person has reasonably concluded (based upon advice of counsel to the Indemnified Person) that there may be legal defenses available to it or other Indemnified Persons that are different from or in addition to those available to the indemnifying party, or that a conflict or potential conflict exists (based upon advice of counsel to the Indemnified Person) between the Indemnified Person and the indemnifying party that makes it impossible or inadvisable for counsel to the indemnifying party to conduct the defense of both the indemnifying party and the Indemnified Person (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the Indemnified Person), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the Indemnified Person to assume the defense of such action within a reasonable time after receiving notice of the action, suit or proceeding, in each of which cases the reasonable fees, disbursements and other charges of such counsel will be at the expense of the indemnifying party; provided, further, that it is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate counsel (in addition to any local counsel) at any one time for all such Indemnified Persons. Any failure or delay by an Indemnified Person to give the notice referred to in this paragraph shall not affect such Indemnified Person’s right to be indemnified hereunder, except to the extent that such failure or delay causes actual harm to the indemnifying party, or prejudices its ability to defend such action, suit or proceeding on behalf of such Indemnified Person. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 7 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Person from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing, if at any time an Indemnified Person shall have requested an indemnifying party to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 7(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement.

(d)            Contribution. If for any reason the indemnification provided for in subsection (a) or (b) of this Section 7 is unavailable or insufficient, then the indemnifying party shall contribute to the amount paid or payable by it as a result of such loss, damage, expense, liability or claim (or action in respect thereof) referred to therein in such proportion as is appropriate to reflect the relative benefits to the Company and the Operating Partnership, on the one hand, and the Dealer Manager, on the other hand, in the matters contemplated by this Agreement, provided that the Dealer Manager shall not be obligated to contribute an amount in excess of the fees actually received by it pursuant to Section 4(a) of this Agreement. The relative benefits of the Company and the Operating Partnership, on the one hand, and the Dealer Manager, on the other hand, in the matters contemplated by this Agreement shall be deemed to be in the same proportion as (i) the total net proceeds to the Company pursuant to the Rights Offering (whether or not the Rights Offering is consummated) bears to (ii) the fees actually received by the Dealer Manager from the Company in connection with its engagement hereunder (excluding any amounts paid as reimbursement of expenses). If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Dealer Manager, on the other hand, with respect to the statements or omissions which resulted in such loss, damage, expense, liability or claim (or action in respect thereof) as well as any other relevant equitable considerations with respect to the Rights Offering. The relative fault of the Company and the Operating Partnership on the one hand and you on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, the Company, the Operating Partnership and their affiliates and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership and you agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (d). The foregoing rights to indemnity and contribution shall be in addition to any other rights the Indemnified Persons may have at common law or otherwise. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), any person who controls a party to this Agreement within the meaning of the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this subsection (d), will notify any such party from whom contribution may be sought, but the omission so to notify will not relieve the party from whom contribution may be sought from any other obligation it may have under this subsection (d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e)            Survival. The obligations of the Company and the Operating Partnership under this Section 7 shall be in addition to any liability which the Company and the Operating Partnership may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of the Dealer Manager and each person, if any, who controls the Dealer Manager or any such affiliate within the meaning of the Exchange Act; and the obligations of the Dealer Manager under this Section 7 shall be in addition to any liability which it may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Exchange Act.

Section 8.      Termination; Survival.

(a)	Termination.

(i)            This Agreement may be terminated by the Dealer Manager at any time upon written notice to the Company if (A) any of the conditions specified in Section 6 hereof shall not have been fulfilled at the time they are required to be fulfilled by such Section 6, (B) trading in securities generally on the NYSE, the Nasdaq Global Market, the NYSE American, or in the OTCQB, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchanges or such market by the Commission, such exchange or by any other regulatory body or governmental authority, (C) a banking moratorium shall have been declared by U.S. federal or New York authorities, (D) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a similar national emergency or war by the United States or there shall have been any other calamity or crisis or any change in political, financial or economic conditions of the United States as to make it, in the reasonable judgment of the Dealer Manager, inadvisable or impracticable to solicit exercises of the Rights or perform any other of its obligations hereunder, or (E) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Dealer Manager, inadvisable or impracticable to solicit exercises of the Rights or perform any other of its obligations hereunder.

(ii)	This Agreement shall expire automatically upon the Settlement Date.

(iii)            The Dealer Manager may withdraw as dealer manager in connection with the Rights Offering and this Agreement shall automatically terminate, in the event that (A) the Company uses or permits the use of any Rights Offering Materials or Other Materials in connection with the Rights Offering or files any such material with the Commission or any other agency without your prior approval (which such approval shall not have been unreasonably withheld, conditioned or delayed), in each case in violation of Section 3(b), (B) the Company breaches in any material respect its representations, warranties, agreements or covenants herein or in the Engagement Letter, or failed to perform in any material respect its obligations herein or in the Engagement Letter or (C) the Company amends any material term of the Rights Offering without your prior consent (which such consent shall not have been unreasonably withheld, conditioned or delayed).

(iv)            This Agreement may be terminated by the Company at any time upon written notice to the Dealer Manager if (A) the Dealer Manager’s license or registration to act as a broker-dealer is revoked or suspended by FINRA, the Commission or any other regulatory agency or the Dealer Manager is otherwise prohibited from making solicitations in respect of the Securities in any U.S. state or territory for regulatory or other reasons, or (B) the Dealer Manager or any of its affiliates acts with fraud, willful misconduct or gross negligence in the performance of its obligations under this Agreement or otherwise breaches any material term of this Agreement.

(b)            Survival. The agreements and indemnities contained in Sections 7 and 9 and this Section 8 and the representations and warranties of the Company set forth in Section 5 hereof shall survive any termination or expiration of this Agreement in accordance with Section 8(a), any completion of the engagement provided by this Agreement, and any investigation made by or on behalf of you, any of your officers or partners or any person controlling you. The provisions of Section 4(b) shall also survive the termination or expiration of this Agreement to the extent such payment obligations survive under the Engagement Letter.

Section 9.      Representations and Covenants of the Dealer Manager. The Dealer Manager represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Securities will be offered and sold, except such states in which the Dealer Manager is exempt from registration or such registration is not otherwise required. The Dealer Manager will comply in all material respects with all applicable laws and regulations in connection with the offer and sale, and solicitation of the offer and sale, of Securities pursuant to this Agreement.

Section 10.      Miscellaneous.

(a)            No Assignment. This Agreement is made solely for the benefit of you, the Company and the Operating Partnership and, with respect to Section 7 hereof, any Indemnified Person, and the respective successors and permitted assigns of the foregoing, and no other person will acquire or have any right under or by virtue of this Agreement. Neither the Company, the Operating Partnership nor the Dealer Manager may assign its rights or obligations under this Agreement without the prior written consent of the other Parties.

(b)            Partial Unenforceability. In the event that any provision hereof will be determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision hereof, which will remain in full force and effect.

(c)            Notice. Except as otherwise expressly provided in this Agreement, whenever notice is required by the provisions of this Agreement to be given by a Party to another Party, it shall be deemed given (i) when delivered personally on or before 4:30 p.m., New York City time, on a business day or, if such day is not a business day, on the next succeeding business day, (ii) on the next business day after timely delivery to a nationally-recognized overnight courier, (iii) on the business day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid) and (iv) when delivered by electronic mail, under separate cover, at the time the party sending such notice receives written confirmation of receipt thereof by the receiving party (other than pursuant to auto-reply), in each case, provided such notice is delivered to the addresses set forth below (as may be changed by a Party by written notice of such change to the other Parties):

if sent to the Company, shall be delivered to:

American Strategic Investment Co.
650 Fifth Avenue, 30th Floor

New York, New York 10019

Attention:      Chief Executive Officer and

Chief Financial Officer

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP

70 West Madison Street, Suite 3800
Chicago, Illinois 60602

Attention: Michael J. Choate, Esq.

E-mail: mchoate@proskauer.com

if sent to the Operating Partnership, shall be delivered to:

New York City Operating Partnership, L.P.
650 Fifth Avenue, 30th Floor

New York, New York 10019

Attention:      Chief Executive Officer and

Chief Financial Officer

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP

70 West Madison Street, Suite 3800
Chicago, Illinois 60602

Attention: Michael J. Choate, Esq.

E-mail: mchoate@proskauer.com

if sent to the Dealer Manager, shall be delivered to:

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, New York 10171

Attention: Larry Goldsmith, Jr.

E-mail: lgoldsmith@brileyfin.com

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

2100 L Street, NW Suite 900

Washington, DC 20037

Attention: Andrew P. Campbell

E-mail: andycampbell@mofo.com

(d)            Entire Agreement. This Agreement and the Engagement Letter contain the entire understanding of the parties with respect to your acting as a U.S. dealer manager of the Company in the Rights Offering, superseding all other prior agreements, understandings and negotiations with respect to such activities by you. In the event any provision of this Agreement conflicts with any provision of the Engagement Letter, the provision in this Agreement shall prevail. This Agreement may be executed in any number of separate counterparts, each of which will be an original, but all such counterparts will together constitute one and the same agreement. Facsimile or electronic signatures on counterparts of this Agreement are authorized, and will have the same effect as though the facsimile or electronic signatures were original executions, and this Agreement will be deemed executed by a party when a signature page (whether executed manually or electronically), or facsimile of a signature page, executed by that party is transmitted to each of the other parties or as they have directed.

(e)            GOVERNING LAW; EXCLUSIVE JURISDICTION. This Agreement, and any claim, controversy or dispute arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the state of New York (without regard to principles of conflicts of law). The Parties hereby irrevocably agree that any claim, controversy or dispute arising in respect of or relating to this Agreement, including your engagement, will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in New York County (or any court to which any judgment of the foregoing courts may be appealed) and the parties agree to submit to the jurisdiction of, and to venue in, such courts, and hereby irrevocably waive any claim that any such court lacks jurisdiction or constitutes an inconvenient forum or improper venue.

(f)            WAIVER OF JURY TRIAL. Each Party hereby agrees on its own behalf and, to the extent permitted by applicable law, on behalf of their respective security holders, to waive any right to a trial by jury with respect to any claim, controversy or dispute arising out of or in connection with this Agreement.

(g)            “Business Day”. Time will be of the essence of this Agreement. As used herein, the term “business day” will mean any day on which each of the NYSE and commercial banks in the City of New York are open for business.

Please sign and return to us a duplicate of this letter, whereupon it will become a binding agreement.

Very truly yours,

AMERICAN STRATEGIC INVESTMENT CO.

By:	/s/ Christopher J. Masterson
Name: Christopher J. Masterson
Title: Chief Financial Officer and Treasurer

NEW YORK CITY OPERATING PARTNERSHIP, L.P.

By: American Strategic Investment Co., its general partner

By:	/s/ Christopher J. Masterson
Name: Christopher J. Masterson
Title: Chief Financial Officer and Treasurer

[Signature Page to the Dealer Manager Agreement]

Accepted by the Dealer Manager as of the date first written above:

B. RILEY SECURITIES, INC.

By:	/s/ Jimmy Baker
Name: Jimmy Baker
Title: President

[Signature Page to the Dealer Manager Agreement]

Exhibit A

Significant Subsidiaries

Entity	State of Formation / Incorporation
New York City Operating Partnership, L.P.	Delaware
ARC NYC421W54, LLC	Delaware
ARC NYC400E67, LLC	Delaware
ARC NYC200RIVER01, LLC	Delaware
ARC NYC123WILLIAM, LLC	Delaware
ARC NYC570SEVENTH, LLC	Delaware
ARC NYC1140SIXTH, LLC	Delaware
ARG NYC8713FIFTH, LLC	Delaware
ARG NYC196ORCHARD, LLC	Delaware
Innovate NYC, LLC	Delaware

Exhibit B

Form of Opinion of Counsel for the Company

(See attached)

January 23, 2023

B. Riley Securities, Inc.

as Dealer Manager

299 Park Avenue, 21st Floor

New York, New York 10171

Ladies and Gentlemen:

We have acted as special counsel to American Strategic Investment Co. (f/k/a New York City REIT, Inc.), a Maryland corporation (the “Company”), and New York City Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with the Company’s entry into the Dealer Manager Agreement, dated January 23, 2023 (the “Agreement”), among the Company, Operating Partnership and B. Riley Securities, Inc. (the “Agent”). The parties entered into the Agreement in connection with the distribution by the Company to its stockholders of non-transferable rights to purchase shares of the Company’s Class A common stock, $0.01 par value per share (the “Underlying Shares”) having an aggregate offering price of up to $5,000,000 pursuant to a rights offering. This opinion is being rendered pursuant to Section 6(g) of the Agreement. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agreement.

In our capacity as special counsel to the Company, we have participated in the preparation of the Agreement, the Registration Statement on Form S-3 (File No. 333-248121) filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 19, 2020, and amended on September 9, 2020 (as amended through the date hereof, the “Registration Statement”), the base prospectus, dated September 14, 2020, included as part of the Registration Statement in the form filed with the Commission on September 14, 2020 (the “Base Prospectus”), and the prospectus supplement, dated January 23, 2023, in the form filed with the Commission on January 23, 2023, pursuant to Rule 424(b) under the Securities Act with respect to the Underlying Shares (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), and have examined and relied on the following:

(i)	the Registration Statement;

(ii)	the Base Prospectus;

(iii)	the Prospectus Supplement;

(iv)	an executed copy of the Agreement;

(v)	the charter of the Company, certified by the State Department of Assessments and Taxation (the “SDAT”);

(vi)	the Amended and Restated Bylaws of the Company and all amendments thereto, as in effect on the date hereof;

January 23, 2023

(vii)	the Certificate of Limited Partnership of the Operating Partnership, dated December 18, 2013, and as in effect on the date hereof (the “Operating Partnership Certificate”);

(viii)	the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated August 18, 2020 and as in effect on the date hereof (the “Operating Partnership Agreement”);

(ix)	the Certificate of Good Standing of the Company, dated January 23, 2023, certified by the Secretary of State of the State of Maryland;

(x)	the Certificate of Good Standing of the Operating Partnership, dated January 23, 2023, certified by the Secretary of State of the State of Delaware (the “Operating Partnership Good Standing Certificate”);

(xi)	resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof relating to the authorization of the distribution of the Rights and the issuance and sale of the Underlying Shares;

(xii)	the agreements listed on the exhibit indexes of the Registration Statement and the Prospectus and the documents incorporated by reference therein (the “Opinion Documents”); and

(xiii)	such other certificates of public officials, corporate documents, and records and other certificates and instruments, and such other investigations of law, as we have deemed necessary in connection with the opinions hereinafter set forth.

As to questions of fact relevant to this opinion, with your permission and without any independent investigation or verification, we have relied upon certificates of officers of the Company (including, without limitation, the certificate of fact) and oral and written statements of certain public officials and others (including the representations and warranties of each party in the Agreement). In addition, we have assumed, with your permission and without any independent verification:

(i)            that the Company (1) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with all corporate power and authority, as applicable, to own, lease or operate its property and assets and to conduct its business as described in the Registration Statement and the Prospectus; (2) has all requisite corporate power and authority, as the case may be, to execute, deliver, and perform its obligations under the Agreement; and (3) is duly qualified and is in good standing as a foreign corporation, authorized to do business in each jurisdiction in which it conducts its business;

(ii)            that the Agreement has been duly authorized, executed and delivered by the Agent and has been duly authorized by the Company;

(iii)            compliance by each party to the Agreement with its agreements in such document;

(iv)            that the Agreement constitutes the legal, valid and binding obligation of each party to it (other than the Company and the Operating Partnership) and is enforceable against each such party in accordance with its terms;

January 23, 2023

(v)            the execution, delivery and performance by the Company and the Operating Partnership of their respective obligations under the Agreement, the distribution of the rights to purchase the Underlying Shares and the issuance, sale and delivery of the Underlying Shares, do not and will not result in any breach or violation of, require any consent under, constitute a default under, nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under, or give the holder of any indebtedness, or a person acting on such holder’s behalf, the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company, the Operating Partnership or any Subsidiary pursuant to (1) the Company’s charter or the Company’s Amended and Restated Bylaws, as amended to date, (2) any agreement or instrument to which the Company, the Operating Partnership or their respective assets or properties are subject (other than those as to which we express our opinion in paragraph 4 below), (3) any statute, rule, law or regulation to which the Company is subject other than any Applicable Law (as defined below), or (4) any order, writ, injunction or decree of any governmental authority or any arbitral award; and

(vi)            no approval, authorization or other action by, or filing with, any governmental authority is required to authorize or is required in connection with the execution, delivery or performance by the Company and the Operating Partnership of the Agreement or the transactions contemplated by the Agreement (other than those as to which we express our opinion in paragraph 4 below).

When reference is made in this opinion to our “knowledge” of certain matters or to matters “known to us,” it means the actual knowledge as of the date hereof of those matters by the attorneys at our firm directly involved in acting as counsel to the Company and the Operating Partnership in connection with the transactions contemplated by the Agreement. In addition, we have made such inquiries as we have determined are appropriate of other attorneys at our firm who represent the Company.

We have assumed that the signatures on all documents examined by us are genuine, which assumptions we have not independently verified.

This opinion relates solely to the federal statutes, rules and regulations of the United States of America, the statutes, rules and regulations of the State of New York and the Revised Uniform Limited Partnership Act of the State of Delaware, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Agreement other than the United States federal securities laws, state securities or blue sky laws, antifraud laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (collectively, the “Applicable Laws”), but without our having made any special investigation as to the applicability of any specific law, rule or regulation, and we express no opinion with respect to the effect or applicability of the laws in other areas or of other jurisdictions.

For purposes of the matters addressed in paragraph 1 below relating to the valid existence and good standing of the Operating Partnership under the laws of the State of Delaware, we have relied solely upon our review of the Operating Partnership Certificate, and the Operating Partnership Good Standing Certificate. We are of the opinion that:

January 23, 2023

1.            The Operating Partnership is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with all limited partnership power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver the Agreement and to perform its obligations thereunder.

2.            The Agreement has been duly executed and delivered by the Company (insofar as the law of New York applies) and the Operating Partnership.

3.            All regulatory consents, authorizations, approvals and filings required to be obtained or made on or before the date hereof by the Company and the Operating Partnership under the Applicable Laws for the (i) execution and delivery by the Company and the Operating Partnership of, and the performance by the Company and the Operating Partnership of their respective obligations under, the Agreement and (ii) distribution of the rights to purchase and the offering and sale, of the Underlying Shares by the Company upon exercise of the rights, have been obtained or made.

4.            The execution and delivery by the Company and the Operating Partnership of the Agreement does not, and the distribution of the rights to purchase, and the offering and sale, of the Underlying Shares by the Company upon exercise of the rights will not, (a) violate any Applicable Laws or (b) result in a default under or breach or violation of any of the Opinion Documents, except, for such defaults or breaches that, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on the Company or the Operating Partnership; provided, however, that we are expressing no opinion in this paragraph as to the financial statements and schedules, and other financial data derived therefrom, contained in such Opinion Documents.

5.            The Company is not and, after giving effect to the distribution of the rights to purchase, and the offering and sale, of the Underlying Shares and the application of the proceeds thereof as described in the Prospectus Supplement, would not be on the date hereof an “investment company” as defined in the Investment Company Act of 1940.

The Registration Statement has become effective under the Securities Act, and based solely on our review of the Commission’s “Stop Orders” web page (http://sec.gov/litigation/stoporders.shtml) at 8:00 a.m. Eastern Time on the date hereof, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act. The Prospectus has been filed in accordance with Rule 424(b) under the Securities Act.

The above opinions are based solely upon Applicable Laws in effect on the date hereof, and are subject to modification to the extent that such Applicable Laws may be changed in the future. We undertake no obligation to advise you of facts or changes in law occurring after the date of this opinion letter which might affect the opinions expressed herein.

This opinion is solely for your benefit in connection with the Agreement that you have entered into and the related transactions contemplated thereby, and may not be relied upon by, nor may copies be delivered to, any other person or entity for any purpose without our prior written consent in each instance. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company and the Operating Partnership. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Very truly yours,

PROSKAUER ROSE LLP

Exhibit C

Form of Opinion of Maryland Counsel for the Company

(See attached)

January 23, 2023

B. Riley Securities, Inc., as Dealer Manager

299 Park Avenue, 21st Floor

New York, New York 10171

Re:      American Strategic Investment Co.

Ladies and Gentlemen:

We have served as Maryland counsel to American Strategic Investment Co., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the distribution by the Company of subscription rights (the “Rights”) to subscribe for and purchase, at the election of the holders of the Rights (the “Rights Holders”), an aggregate of 386,100 shares (the “Underlying Shares”) of Class A Common Stock, $0.01 par value per share (the “Common Stock”), of the Company to the holders of record of each outstanding share of Common Stock as of 5:00 p.m., New York Time, on January 12, 2023. Each Right consists of a subscription privilege allowing the Rights Holders to purchase 0.20130805 shares of Common Stock. This firm did not participate in the negotiation or drafting of the Dealer Manager Agreement (as defined below).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.            The Registration Statement on Form S-3 (File No. 333-248121) and all amendments thereto (collectively, the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”);

2.            The Prospectus, dated September 14, 2020 (the “Base Prospectus”), as supplemented by a Prospectus Supplement, dated January 23, 2023 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the 1933 Act;

3.            The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.            The Amended and Restated Bylaws of the Company, as amended (the “Bylaws”), certified as of the date hereof by an officer of the Company;

5.            A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.            The Dealer Manager Agreement, dated as of the date hereof (the “Dealer Manager Agreement”), by and among the Company, New York City Operating Partnership, L.P., a Delaware limited partnership, and B. Riley Securities, Inc.;

B. Riley Securities, Inc., as Dealer Manager

January 23, 2023

7.            Resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof (the “Resolutions”) relating to the authorization of (a) the execution and delivery by the Company of the Dealer Manager Agreement, (b) the distribution of the Rights and (c) the sale and issuance of the Underlying Shares, certified as of the date hereof by an officer of the Company;

8.            A certificate executed by an officer of the Company, dated as of the date hereof; and

9.            Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.            Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.            Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.            Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.            All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.            Upon any issuance of the Underlying Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company then has authority to issue under the Charter.

The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers currently at our firm who have performed legal services in connection with the issuance of this opinion.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.            The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Company has the corporate power to conduct its business in all material respects as described in the Registration Statement and the Prospectus under the caption “Prospectus Supplement Summary—Our Company” and to enter into and perform its obligations under the Dealer Manager Agreement.

B. Riley Securities, Inc., as Dealer Manager

January 23, 2023

2.            The distribution of the Rights and the sale and issuance of the Underlying Shares have been duly authorized by the Company and, when the Underlying Shares are issued and delivered against payment therefor pursuant to the terms of the Rights, the Prospectus and the Resolutions, the Underlying Shares will be validly issued, fully paid and nonassessable. The distribution of the Rights and the issuance and sale of the Underlying Shares are not subject to preemptive or other similar rights of any stockholder of the Company arising under the Maryland General Corporation Law or the Charter or Bylaws.

3.            The Dealer Manager Agreement has been duly authorized, executed and delivered by the Company.

4.            The execution, delivery and performance of the Dealer Manager Agreement by the Company and the consummation of the transactions contemplated thereby, including the distribution of the Rights and the sale and issuance of the Underlying Shares as described in the Prospectus, do not and will not (a) conflict with or result in any breach of the Charter or Bylaws or (b) violate any Maryland statute, regulation or rule to which the Company may be subject or, so far as is known to us, any judgment or order applicable to the Company of any court or governmental or regulatory authority of the State of Maryland (other than any statute, regulation, rule, judgment or order in connection with the securities laws of the State of Maryland, as to which no opinion is expressed hereby). We call your attention to the fact that, in connection with the delivery of this opinion, we have not ordered or reviewed judgment, lien or any other searches of public or private records of the Company or any of its properties.

5.            No consent, approval, authorization or order of, or registration or filing with, any Maryland governmental authority or agency having jurisdiction over the Company is required for the Company’s execution or delivery of, or performance of its obligations under, the Dealer Manager Agreement or the consummation of the transactions contemplated thereby, except such as have been obtained or made by the Company, if any (other than any consent, approval, authorization, order, registration or filing required in connection with the securities laws of the State of Maryland, as to which no opinion is expressed hereby).

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning federal law or any other state law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. We note that the Dealer Manager Agreement provides that it shall be governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. Our opinion expressed in paragraph 4(b) above is based upon our consideration of only those statutes, rules and regulations of the State of Maryland, if any, and those judgments and orders of courts or governmental or regulatory authorities of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type contemplated by the Dealer Manager Agreement. Our opinion expressed in paragraph 5 above is based upon our consideration of only those consents, approvals, authorizations or orders of, or registrations or filings with, governmental authorities or agencies of the State of Maryland, if any, which, in our experience, are normally applicable to transactions of the type contemplated by the Dealer Manager Agreement. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

B. Riley Securities, Inc., as Dealer Manager

January 23, 2023

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you solely for your benefit in connection with the distribution of the Rights and the sale and issuance of the Underlying Shares. Accordingly, it may not be relied upon by, quoted in any manner to or delivered to any other person or entity without our prior written consent.

Very truly yours,

Exhibit D

Form of Tax Opinion of Counsel for the Company

(See attached)

January 23, 2023

B. Riley Securities, Inc.
299 Park Avenue, 21st Floor
New York, New York 10171

Re: American Strategic Investment Co.

All:

In connection with the Dealer Manager Agreement, dated January 23, 2023 (the “Dealer Manager Agreement”), entered into by American Strategic Investment Co. (f/k/a New York City REIT, Inc.), a Maryland corporation (the “Company”), New York City Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and B. Riley Securities, Inc., in its capacity as the dealer manager for the Company, we have been asked to provide an opinion pursuant to Section 6(g) of the Dealer Manager Agreement regarding (i) the classification of the Company as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), as of December 31, 2022, and (ii) the accuracy and fairness of the discussion under the caption “Material U.S. Federal Income Tax Considerations” in the prospectus supplement, dated as of the date hereof, to the prospectus (as supplemented through the date hereof and including any exhibits thereto and all other documents incorporated therein by reference, the “Prospectus”), dated September 14, 2020 and filed as part of the registration statement (the “Registration Statement”) on Form S-3, Registration No. 333-248121, filed with the Securities and Exchange Commission (the “Commission”) on August 19, 2020.

The opinions set forth in this letter are based on relevant provisions of the Code, Treasury Regulations issued thereunder (including Proposed and Temporary Regulations), and interpretations of the foregoing as expressed in court decisions, administrative determinations, and the legislative history as of the date hereof. These provisions and interpretations are subject to differing interpretations or change at any time, which may or may not be retroactive in effect, and which might result in modifications of our opinions. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the Internal Revenue Service (“IRS”) or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to an issue, or that a court will not sustain such a position if so asserted by the IRS.

In rendering our opinions, we have made such factual and legal examinations, including an examination of such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate, including, but not limited to, the following: (1) the Registration Statement (including the exhibits thereto) and the Prospectus; (2) the Articles of Amendment and Restatement of the Company, dated July 17, 2018, as amended through the date hereof; (3) all Articles Supplementary of the Company filed as of the date hereof; (4) the Amended and Restated Distribution Reinvestment Plan, effective August 28, 2020; (5) the Amended and Restated Rights Agreement, dated August 17, 2020, between the Company and Computershare Trust Company, N.A., as amended through the date hereof; (6) the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated August 18, 2020, as amended through the date hereof; (7) the Schedule 13D filed by Bellevue Capital Partners, LLC (“Bellevue”) with the Commission on February 4, 2022, as amended through the date hereof; (8) other public filings of the Company with the Commission such as Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K; (9) the Certificate of Notice, dated August 10, 2022, certifying that the Company decreased the Aggregate Share Ownership Limit (as defined in the Charter); (10) the Ownership Limit Waiver Agreement, dated February 4, 2022, by and between the Company and New York City Advisors, LLC, as amended through the date hereof; (11) the Ownership Limit Waiver Agreement, dated February 4, 2022, by and between the Company and Bellevue, as amended through the date hereof; (12) shareholder demand letters, dated August 25, 2022, that were sent to the Company’s shareholders by its transfer agent on that date to comply with the requirements set forth in Treasury Regulations Section 1.857- 8; (13) responses to the shareholder demand letters described in clause (12) that were submitted by shareholders of the Company and forwarded to us by the Company; and (14) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. The opinions set forth in this letter also are based on certain written factual representations and covenants made by an officer of the Company, in the Company’s own capacity and in its capacity as the general partner of the Operating Partnership, in a letter to us of even date herewith (the “Officer’s Certificate”) relating to, among other things, those factual matters as are germane to the determination that the Company and the Operating Partnership, and the entities in which they hold direct or indirect interests, have been formed, owned, and operated in such a manner that the Company has satisfied the requirements for qualification as a REIT under the Code (collectively, the Officer’s Certificate and the documents described in the immediately preceding sentence are referred to herein as the “Transaction Documents”).

B. Riley Securities, Inc.

January 23, 2023

In our review, we have assumed, with the consent of the Company, that all of the factual representations, covenants, and statements set forth in the Transaction Documents are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms. Moreover, we have assumed that the Company and the Operating Partnership each will be operated in the manner described in the relevant Transaction Documents. We have, consequently, assumed and relied on the Company’s representations that the information presented in the Transaction Documents (including, without limitation, the Officer’s Certificate and the exhibits thereto) accurately and completely describe all material facts relevant to our opinion. We have not undertaken any independent inquiry into, or verification of, these facts for the purpose of rendering this opinion. Although we have reviewed all representations made to us to determine their reasonableness, we have no assurance that they are or will ultimately prove to be accurate. No facts have come to our attention, however, that would cause us to question the accuracy or completeness of such facts or Transaction Documents in a material way. Our opinion is conditioned on the continuing accuracy and completeness of such representations, covenants and statements. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Transaction Documents may affect our conclusions set forth herein.

We also have assumed the legal capacity of all natural persons, the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

With respect to matters of Maryland law, we have relied upon the opinion of Venable LLP, counsel for the Company, dated as of the date hereof, that the Company is a validly organized and duly incorporated corporation under the laws of the State of Maryland.

B. Riley Securities, Inc.

January 23, 2023

Based upon, and subject to the foregoing and the discussion below, we are of the opinion that:

(i)	commencing with the Company’s taxable year ended on December 31, 2014, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and the Company’s actual method of operation through December 31, 2022, enabled it to meet the requirements for qualification and taxation as a REIT under the Code through such date; and

(ii)	the discussion in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” to the extent it constitutes matters of law, summaries of legal matters or legal conclusions, is correct in all material respects.

We express no opinion on any issue other than as expressly stated above.

This opinion letter is rendered to you solely for your benefit in connection with the Dealer Manager Agreement.  This opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, filed with any governmental agency, or relied upon by any other person for any other purpose (other than as required by law) without our express written consent.

Sincerely yours,

Exhibit E

Form of Negative Assurance Letter of Counsel for the Company

(See attached)

January 23, 2023

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, New York 10171

Ladies and Gentlemen:

We have acted as special counsel to American Strategic Investment Co. (f/k/a New York City REIT, Inc.), a Maryland corporation (the “Company”), and New York City Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with the Company’s entry into the Dealer Manager Agreement, dated January 23, 2023 (the “Agreement”), among the Company, the Operating Partnership and B. Riley Securities, Inc. (the “Agent”), relating to services to be performed by the Agent in connection with the Company’s offer and sale of shares of its Class A common stock, $0.01 par value per share (the “Shares”), having an aggregate offering price of up to $5,000,000 pursuant to a rights offering. The rights offering is described in more detail in the Prospectus Supplement (defined below). This letter is being delivered pursuant to Section 6(g) of the Agreement. Unless otherwise defined herein, capitalized terms defined in the Agreement and used herein shall have the respective meanings ascribed to them in the Agreement.

In our capacity as special counsel to the Company, we have participated in the preparation of the Registration Statement on Form S-3 (File No. 333-248121) filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 19, 2020, and amended on September 9, 2020 (as amended through the date hereof, the “Registration Statement”), the base prospectus, dated September 14, 2020, included as part of the Registration Statement in the form filed with the Commission on September 14, 2020 (the “Base Prospectus”), and the prospectus supplement, dated January 23, 2023, in the form filed with the Commission on January 23, 2023, pursuant to Rule 424(b) under the Securities Act with respect to the Shares (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), and have examined and relied on the following:

(i)	the Registration Statement;

(ii)	the Base Prospectus;

(iii)	the Prospectus Supplement;

(iv)	each filing made with the Commission incorporated by reference, or deemed incorporated by reference, in the Registration Statement, and the Prospectus, through 8:00 a.m. (Eastern Time) on the date hereof, including, unless the context otherwise requires, the documents, if any, filed as exhibits to such filings;

(v)	the certificate of the Company, dated January 23, 2023, delivered pursuant to Section 6(i) of the Agreement and executed by a duly authorized officer of the Company; and

(vi)	the certificate of fact of the Company, dated January 23, 2023, executed by a duly authorized officer of the Company.

The purpose of our engagement as special counsel was not to establish or confirm factual matters set forth in the Registration Statement or the Prospectus.

January 23, 2023

When reference is made in this letter to our “knowledge” of certain matters or to matters “known to us,” it means the actual knowledge as of the date hereof of those matters by the attorneys at our firm directly involved in acting as counsel to the Company and the Operating Partnership in connection with the transactions contemplated by the Agreement. In addition, we have made such inquiries as we have determined are appropriate of other attorneys at our firm who represent the Company.

In the course of the preparation of (i) the Registration Statement, (ii) the Base Prospectus, and (iii) the Prospectus Supplement we have participated in conferences with certain officers and representatives of the Company, representatives of the independent registered public accounting firm for the Company, and representatives of, and counsel for, the Agent, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus, on the basis of the foregoing, nothing has come to our attention that has led us to believe that (x) the Registration Statement, as of its most recent effective date, for the purposes of Section 11 of the Securities Act as such section applies to the Agent, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading or (y) the Prospectus, as of the date of the filing of each of the Base Prospectus and the Prospectus Supplement, and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (it being understood that we make no comment and express no view with respect to (A) the financial statements and related notes and schedules thereto and the auditors’ report thereon, or any other financial and accounting data or information included in, omitted therefrom or derived therefrom contained or incorporated by reference in the Registration Statement or the Prospectus, or (B) representations and warranties included in the exhibits to (1) the Registration Statement, or (2) any documents incorporated or deemed incorporated by reference therein).

The foregoing statements are addressed to you and are solely for your benefit in your capacity as Agent, and made only in connection with the transactions contemplated by the Agreement. This letter may not be relied upon by you for any other purpose or furnished to, circulated, quoted, published, referred to, disseminated or relied upon by any other person or entity other than you for any purpose without our prior written consent. The foregoing statements are rendered as of the date hereof and we undertake no, and disclaim any, obligation to advise you of any change in any matters set forth herein after the date hereof.

Very truly yours,

PROSKAUER ROSE LLP